                                                                    Exhibit 99.1

     APPLIED MOLECULAR EVOLUTION, INC. REPORTS FINANCIAL RESULTS FOR SECOND
                                  QUARTER 2003

SAN DIEGO, CA, AUGUST 5, 2003 - Applied Molecular Evolution, Inc. (AME) (Nasdaq:
AMEV) today reported financial results for the second quarter of 2003.

For the quarter ended June 30, 2003, the Company reported a net loss of $5.0 million or ($0.24) per share, compared to a net loss of $4.7 million or ($0.21) per share for the quarter ended June 30, 2002. For the six months ended June 30, 2003, the Company reported a net loss of $8.3 million or ($0.40) per share, compared to a net loss of $8.4 million or ($0.38) per share for the same six-month period in 2002.

Revenues for the second quarter of 2003 were $1.5 million, reflecting revenue recognized under the Company's strategic alliances, licensing agreements and NIH grants, compared to $1.6 million for the second quarter of 2002. Total operating expenses were $7.2 million for the second quarter of 2003, as compared to $7.0 million for the second quarter of 2002.

For the six months ended June 30, 2003, the Company reported revenues of $4.7 million and operating expenses of $14.5 million, compared to revenues of $4.2 million and operating expenses of $14.2 million for the six months ended June 30, 2002.

On June 30, 2003, unrestricted cash, cash equivalents and short-term investments were $43.8 million, compared to unrestricted cash, cash equivalents and short-term investments of $51.1 million on December 31, 2002. As of June 30, 2003, the Company had no restricted cash, reflecting full repayment of the Merrill Lynch Business Financial Services credit facility which had a $10.5 million restricted cash balance on December 31, 2002.

"In the second quarter AME demonstrated its leadership in the directed molecular evolution of biotherapeutics," stated Lawrence E. Bloch, M.D., J.D., Chief Financial Officer of AME. "AME's third deal with Lilly for the optimization of an antibody and a growth factor reflects the robustness of our AMEsystem(TM) technology. This additional corporate collaboration with a world leader in biotherapeutic development also validates the collaborative component of AME's biotherapeutic optimization business model, which now includes sixteen collaborative biotherapeutics projects across eight corporate collaborators. AME looks forward to continuing to achieve its remaining 2003 operational and financial objectives."

Applied Molecular Evolution, Inc., (AME) is a leader in applying directed molecular evolution to improve healthcare by optimizing and developing human biotherapeutics. Directed molecular evolution is a process for optimizing genes and proteins for specific commercial purposes. Since its inception, AME's principal focus has been on applying its proprietary AMEsystem(TM) technology platform to human biotherapeutics, the largest
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market for directed molecular evolution. Biotherapeutics, or biopharmaceuticals, are protein pharmaceuticals such as antibodies, cytokines, hormones and enzymes. AME uses its proprietary technology to develop improved versions of currently marketed, FDA-approved biopharmaceuticals as well as novel human biotherapeutics. For more information, please visit www.AME.biz.

This press release contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including uncertainties related to product development, uncertainties related to the need for regulatory or other government approvals, dependence on proprietary technology, uncertainty of market acceptance of the Company's products, uncertainties related to business opportunities, the receipt of future payments, including royalties, the continuation of customer relationships and other risks cited in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, and other SEC Filings. These forward-looking statements speak only as of the date hereof. The Company disclaims any intent or obligation to update these forward-looking statements.

                           - FINANCIAL CHARTS FOLLOW -
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                        APPLIED MOLECULAR EVOLUTION, INC.
                             SELECTED FINANCIAL DATA
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


STATEMENTS OF OPERATIONS DATA

                                                      FOR THE THREE MONTHS ENDED JUNE 30,     FOR THE SIX MONTHS ENDED JUNE 30,
                                                      ----------------------------------      ---------------------------------
                                                           2003               2002                2003              2002
                                                           ----               ----                ----              ----
                                                        (UNAUDITED)        (UNAUDITED)         (UNAUDITED)       (UNAUDITED)


Revenues ......................................          $  1,494           $  1,580           $  4,657           $  4,195
Expenses
    Research and development ..................             4,928              3,725              9,527              7,091
    General and administrative ................             1,893              2,397              4,221              5,201
    Non-cash, stock based compensation ........               337                865                786              1,904
                                                         --------           --------           --------           --------
Total operating expenses ......................             7,158              6,987             14,534             14,196
                                                         --------           --------           --------           --------
Loss from operations ..........................            (5,664)            (5,407)            (9,877)           (10,001)
   Minority interest ..........................               259                 --                603                 --
   Net interest income ........................               365                719                950              1,643
                                                         --------           --------           --------           --------
Net loss ......................................          $ (5,040)          $ (4,688)          $ (8,324)          $ (8,358)
                                                         ========           ========           ========           ========
Basic and diluted net loss per common share ...          $  (0.24)          $  (0.21)          $  (0.40)          $  (0.38)
Weighted average shares used in computing basic
and diluted loss per common share .............            20,754             21,954             20,627             21,898


BALANCE SHEET DATA

                                                                      JUNE 30,       DECEMBER 31,
                                                                       2003              2002
                                                                       ----              ----
                                                                    (UNAUDITED)

Cash, cash equivalents and short-term investments ..........          $43,845          $51,119
Other current assets .......................................            1,181            1,370
                                                                      -------          -------
Total current assets .......................................           45,026           52,489
Restricted cash, cash equivalents and short-term investments               --           10,500
Other noncurrent assets ....................................           18,325           16,982
                                                                      -------          -------
     Total Assets ..........................................          $63,351          $79,971
                                                                      =======          =======

Current liabilities ........................................          $ 4,095          $ 3,785
Noncurrent liabilities .....................................              420           10,244
Stockholders' equity .......................................           58,836           65,942
                                                                      -------          -------
     Total Liabilities and Stockholders' Equity ............          $63,351          $79,971
                                                                      =======          =======

For further information, please contact Chris Erdman, Director of Corporate Communications of Applied Molecular Evolution, Inc., 858-638-8635, cerdman@AME.biz.